Exhibit 99.1

PRESS RELEASE

Contact:	Investors/Media:
Kite Realty Group Trust	The Ruth Group
Dan Sink	Stephanie Carrington / Jason Rando
Chief Financial Officer	(646) 536-7017 / 7025
(317) 577-5609	scarrington@theruthgroup.com
dsink@kiterealty.com	jrando@theruthgroup.com

Kite Realty Group Trust Announces

Fourth Quarter Financial Results

– Declares First Quarter 2005 Dividend –

Fourth Quarter 2004 Highlights

•                  Funds from Operations reached $0.27 per diluted share

•                  Total revenues for the quarter increased to $22.5 million – up 143% year-over-year

•                  Two acquisitions closed for an aggregate purchase price of $38.0 million

•                  Retail operating portfolio occupancy rate at 95.3%

Indianapolis, IN, February 17, 2005 – Kite Realty Group Trust (NYSE: KRG) (“the Company”) announced today results for its fourth quarter ended December 31, 2004.

Financial statements and exhibits incorporated into this release include the results of the Company since completion of its initial public offering (“IPO”) on August 16, 2004, the combined results of the Company and Kite Property Group, the Company’s predecessor, (“the Predecessor”) for the year ended December 31, 2004, and the results of the Predecessor prior to August 16, 2004.  Internally, the Company uses this combined reporting to evaluate its operating performance and believes that this presentation will provide investors with additional insight into its financial results.

Financial and Operating Results

For the three months ended December 31, 2004, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, for the Kite portfolio was $7.4 million, or $0.27 per diluted share, compared to $2.1 million for the Predecessor for the same period in the prior year.

For the twelve months ended December 31, 2004, combined FFO for the Kite portfolio was $11.9 million (which includes one-time charges of approximately $2.2 million related to the expenses associated with the Company’s IPO and related formation transactions), a 51% increase over $7.9 million for full year 2003 FFO.  The Company’s allocable share of combined FFO was $8.0 million (net of the Company’s allocable share of one-time charges mentioned previously, or approximately $1.5 million)

for the twelve months ended December 31, 2004 compared with $4.7 million for the same period the prior year.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains (or losses) from sales of properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the attached table.

The Company’s total revenue for the fourth quarter of 2004 increased 143% to $22.5 million from $9.3 million for the Predecessor for the same period in 2003.  Other property related revenue in 2004 includes a $1.1 million gain on the sale of an outparcel as part of a recurring business strategy.  The Company’s net income for the fourth quarter of 2004 was $821,475, a 193% increase over the Predecessor’s fourth quarter 2003 net income of $280,107.

Combined total revenue for the twelve months ended December 31, 2004 increased 77% to $49.1 million from $27.8 million for the Predecessor for the same period in 2003.  Combined net loss for the twelve months ended December 31, 2004 was $524,702 (including one-time IPO charges allocable to the Company of $1.5 million) compared to the Predecessor’s net income of $1.4 million for the same period in 2003.

John A. Kite, President and Chief Executive Officer, said, “We are pleased with the solid performance of our portfolio during the fourth quarter which drove our strong FFO and revenue growth.  We continue to strengthen our tenant base as evidenced by the higher occupancy across the portfolio and the continued lease-up of our two largest development properties.  Our strategy in 2005 includes a strong focus on the replenishment of our development pipeline, continued acquisitions in key operating markets and utilizing joint ventures to facilitate future growth. We believe the strength of our portfolio and our visibility as a proven acquirer and developer position us for continued portfolio growth in 2005 and beyond.”

Property Portfolio

At December 31, 2004, the Company owned interests in 30 retail operating properties and nine retail development properties, totaling 4.6 million square feet and 1.3 million square feet respectively.  Occupancy of the retail operating portfolio at year end was 95.3%.  The Company also owned six commercial operating properties with 662,652 square feet.  Occupancy of the commercial operating portfolio was 97.7%.

On February 9, 2005, the Company announced the acquisition of Fox Lake Crossing, a neighborhood shopping center located at the northwest corner of Route 12 and Route 34 in Fox Lake, IL, for approximately $12.3 million in assumed debt and approximately $3.2 million in cash. The Company also purchased approximately 16 acres of contiguous raw land that includes two outlots zoned for retail development for approximately $2.8 million in cash, excluding a tax-increment financing (TIF) receivable for $1.5 million.  Developed in 2002, the center is attractively situated in a growing community in the northwestern part of the Chicago trade area. The Dominick’s anchored center has approximately 99,100 square feet of leaseable area and is currently 94% occupied by a variety of national and local tenants, including a 6,100 square foot Hollywood Video.

Joint Venture Activity

On January 11, 2005, the Company acquired 33 acres of undeveloped land in Estero, FL in its second joint venture with Continental Real Estate Companies (Miami, FL) for a cash purchase price of $10 million.   The property is located at the southeast corner of Three Oaks Parkway and Corkscrew Road and is currently zoned to permit a retail development of up to 200,000 square feet. The parties in the joint venture are actively pursuing national anchor tenants for the location.

Acquisition and Disposition Activities

During the quarter ended December 31, 2004, the Company completed two acquisitions as summarized below:

•                  On December 1, acquired Eastgate Pavilion community shopping center in Cincinnati, OH for a total cash purchase price of $27.5 million; and

•                  On December 20, acquired Four Corner Square neighborhood shopping center in Maple Valley, WA (Seattle, MSA) for a total cash purchase price of $10.5 million.

Development Activities

During the fourth quarter, 82nd Otty, a 10,000 square foot retail property in Portland, Oregon was completed and added to the operating portfolio.

As of December 31, 2004, the Company had nine retail properties under development that represented an aggregate of 1.3 million square feet, of which a total of 560,300 square feet will be owned by the Company and the remainder will be owned by anchor tenants upon completion of the development.  The total estimated cost for these properties is approximately $102.3 million, of which approximately $82.7 million had been incurred as of December 31, 2004.

Two of the Company’s retail properties that were under development as of September 30, 2004 became partially operational in October 2004:

•                  Traders Point, a 366,377 square foot (including 81,377 square feet of non-owned anchor and outlot space) upscale community shopping center located in Indianapolis, Indiana, is currently approximately 77% leased to a number of retailers and restaurants in addition to the anchor tenants. Tenants leasing approximately 204,400 square feet of space currently are open for business.

•                  Cool Creek Commons, a 138,000 square foot (including 12,200 square feet of non-owned outlot space) upscale neighborhood shopping center located in a northern suburb of Indianapolis, Indiana, is currently approximately 80% leased to a mix of restaurants and traditional retailers. Tenants leasing approximately  88,300 square feet of space currently are open for business.

As of September 30, 2004, the Company had one commercial property under development.  This 115,000 square foot property, which is 100% leased, became operational on November 1, 2004.

Dividend

On December 17, 2004, the Board of Trustees declared a quarterly cash dividend of $0.1875 per common share for the period ending December 31, 2004.  The dividend was paid on January 18, 2005 to shareholders of record on January 4, 2005.  This quarterly dividend of $0.1875 per common share is equivalent to $0.75 per common share on an annualized basis.

In addition, on February 10, 2005, the Board of Trustees declared a quarterly cash dividend of $0.1875 per common share for the period ending March 31, 2005 to shareholders of record on April 5, 2005, payable on April 19, 2005.

2005 Guidance

Given the current economic outlook and the Company’s assessment of various factors likely to affect operating performance, the Company anticipates 2005 FFO per share to be in the range of $1.15 per diluted share to $1.25 per diluted share.

Management will address certain assumptions underlying the estimate on the Company’s earnings conference call.  The following is a reconciliation of the calculation of net income per share to FFO per share:

Guidance Range for 2005	Low	High
Net income per share	$0.45	$0.55
Depreciation and amortization of consolidated entities	0.69	0.69
Depreciation and amortization of unconsolidated entities	0.01	0.01

Funds From Operations	$1.15	$1.25

Earnings Conference Call

Management will host a conference call on Friday, February 18, 2005 at 12:00 p.m. ET to discuss fourth quarter and full year 2004 financial results and provide financial guidance for 2005.  A live Web cast of the conference call will be available online on the Company’s corporate Web site at http://www.kiterealty.com.  The dial-in numbers are (877) 407-8035 for domestic callers, and (201) 689-8035 for international callers.  After the live Web cast, the call will remain available on Kite Realty Group’s Web site through May 18, 2005.  In addition, a telephonic replay of the call will be available until March 4, 2005.  The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers.  Please use account number 1628 and reservation code 136307 for the telephonic replay.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust focused primarily on the development, construction, acquisition, ownership and operation of high quality neighborhood and community shopping centers in selected growth markets in the United States. The Company owns interests in a portfolio of operating retail properties, retail properties under development, operating commercial properties, a related parking garage, commercial property under development and parcels of land that may be used for future development of retail or commercial properties.  Kite Realty Group owns interests in 37 operating properties totaling 5.3 million square feet and in 9 properties under development representing 1.3 million square feet.

Safe Harbor

Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the ability of tenants to pay rent; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO estimate), whether as a result of new information, future events or otherwise.

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Condensed Consolidated and Combined Balance Sheets

As Of December 31, 2004 and 2003

	Kite Realty Group Trust December 31, 2004	Kite Property Group December 31, 2003
Assets:
Investment properties, at cost:
Land	$115,806,345	$19,319,563
Land held for development	10,454,246	7,137,095
Buildings, improvements and equipment	370,630,075	78,673,523
Construction in progress	52,485,321	48,681,767
	549,375,987	153,811,948
Less: accumulated depreciation	(24,133,716)	(4,465,775)
	525,242,271	149,346,173

Cash and cash equivalents	10,103,176	2,189,478
Tenant receivables, including accrued straight-line rent	5,763,831	1,520,487
Investments in unconsolidated entities, at equity	155,495	2,136,158
Other assets	28,490,060	16,143,410
Total Assets	$569,754,833	$171,335,706

Liabilities and Shareholders’ Equity and Owners’ Equity:
Mortgage and other indebtedness	$283,479,363	$141,498,289
Cash distributions and losses in excess of net investment in unconsolidated entities, at equity	837,083	2,864,690
Minority interest	59,735	1,137,914
Other liabilities	58,756,379	20,277,304

Total liabilities	343,132,560	165,778,197

Limited Partners’ interests in operating partnership	68,423,213	—

Shareholders’ Equity and Owners’ Equity:
Shareholders’ equity	158,199,060	—
Owners’ equity	—	5,557,509
Total Shareholders’ Equity and Owners’ Equity	158,199,060	5,557,509

Total Liabilities and Shareholders’ Equity and Owners’ Equity	$569,754,833	$171,335,706

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Condensed Consolidated and Combined Statements of Operations

Three months Ended December 31

	Kite Realty Group Trust	Kite Property Group
	For the Three Months Ended
	December 31, 2004	December 31, 2003

Revenue:

Minimum rent	$11,152,243	$3,107,293

Tenant reimbursements	1,871,803	388,170

Other property related revenue	2,014,392	528,158

Construction and service fee revenue	7,471,746	5,137,279

Other income	13,526	124,865

Total revenue	22,523,710	9,285,765

Expenses:

Property operating	2,596,286	954,586

Real estate taxes	1,230,030	327,105

Cost of construction and services	6,938,833	3,254,885

General, administrative, and other	1,200,641	1,803,666

Depreciation and amortization	6,176,751	748,661

Total expenses	18,142,541	7,088,903

Operating income	4,381,169	2,196,862

Interest expense	3,186,662	1,215,961

Minority interest income	(102,150)	(240,113)

Equity in earnings of unconsolidated entities	81,183	(460,681)

Limited partners’ interest in operating partnership	(352,065)	—

Net income	$821,475	$280,107

Basic and diluted income per share	$0.04

Weighted average common shares outstanding:
- basic	19,148,267
- diluted	19,277,703

Kite Realty Group Trust and

Kite Property Group (Predecessor)

Condensed Consolidated and Combined Statements of Operations

Year-to-Date December 31

	Kite Realty Group Trust	Kite Property Group	Combined	Kite Property Group
	Period August 16, 2004 through December 31, 2004	Period January 1, 2004 through August 15, 2004	Period January 1, 2004 through December 31, 2004	For the Year Ended December 31, 2003

Revenue:

Minimum rent	$15,558,827	$11,046,605	$26,605,432	$10,043,847

Tenant reimbursements	2,637,230	1,662,576	4,299,806	1,199,885

Other property related revenue	2,087,256	1,373,503	3,460,759	1,511,914

Construction and service fee revenue	9,333,868	5,257,201	14,591,069	14,851,925

Other income	30,446	110,819	141,265	149,930

Total revenue	29,647,627	19,450,704	49,098,331	27,757,501

Expenses:

Property operating	3,735,195	4,130,747	7,865,942	3,772,147

Real estate taxes	1,835,837	1,595,578	3,431,415	1,206,773

Cost of construction and services	8,786,999	4,405,160	13,192,159	11,536,538

General, administrative, and other	1,780,579	1,477,112	3,257,691	2,745,657

Depreciation and amortization	7,864,679	3,584,290	11,448,969	2,892,506

Total expenses	24,003,289	15,192,887	39,196,176	22,153,621

Operating income	5,644,338	4,257,817	9,902,155	5,603,880

Interest expense	4,460,476	4,828,888	9,289,364	4,207,213

Loan prepayment penalties and expenses	1,671,449	—	1,671,449	—

Minority interest (income) loss	(125,800)	214,887	89,087	(232,819)

Equity in earnings of unconsolidated entities	134,097	163,804	297,901	273,118

Limited partners’ interest in operating partnership	146,968	—	146,968	—

Net income (loss)	$(332,322)	$(192,380)	$(524,702)	$1,436,966

Basic and diluted loss per share	$(0.02)

Weighted average common shares outstanding:
- basic	18,727,977
- diluted	18,857,413

Kite Realty Group Trust

Funds From Operations and Other Financial Information

For the Three Months Ended Ended December 31, 2004 and 2003

	Kite Realty Group Trust	Kite Property Group
	Three Months Ended
	December 31, 2004	December 31, 2003
Funds From Operations:

Net income	$821,475	$280,107
Add: Limited Partners’ interests	352,065	—
Add: depreciation and amortization of consolidated entities	6,157,936	744,232
Add: depreciation and amortization of unconsolidated entities	69,781	310,140
Add (deduct): minority interest*	(14,607)	240,113
Add: joint venture partners’ interests in net income (loss) of unconsolidated entities*	—	(96,231)
Add: joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	—	604,828
Funds From Operations of the Portfolio	7,386,650	2,083,189

Plus: minority interest deficit	—	(240,113)
Less: minority interest share of depreciation and amortization	—	(215,073)
Less: joint venture partners’ interests in net (income) loss of unconsolidated entities	—	96,231
Less: joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	(604,828)
Less: Limited Partners’ interests	(2,267,850)
Funds From Operations allocable to the Company	$5,118,800	$1,119,406

Diluted FFO of the Portfolio per Share	$0.27

* 2003 amounts represent the minority and joint venture partners’ interests acquired in connection with the initial public offering and related formation transactions.

Kite Realty Group Trust

Funds From Operations and Other Financial Information

For the Years Ended December 31, 2004 and 2003

	Kite Realty Group Trust	Kite Property Group		Kite Property Group
	Period August 16, 2004 through December 31, 2004	Period January 1, 2004 through August 15, 2004	Combined Twelve Months Ended December 31, 2004	Twelve Months Ended December 31, 2003
Funds From Operations:

Net income	$(332,322)	$(192,380)	$(524,702)	$1,436,968
Add: Limited Partners’ interests	(146,968)	—	(146,968)	—
Add: depreciation and amortization of consolidated entities	7,816,339	3,563,176	11,379,515	2,887,199
Add: depreciation and amortization of unconsolidated entities	103,518	493,571	597,089	1,174,979
Add (deduct): minority interest*	(24,106)	(214,887)	(238,993)	232,819
Add: joint venture partners’ interests in net income (loss) of unconsolidated entities*	—	288,675	288,675	458,835
Add: joint venture partners’ interests in depreciation and amortization of unconsolidated entities*	—	519,277	519,277	1,672,003
Funds From Operations of the Portfolio (1)	7,416,461	4,457,432	11,873,893	7,862,803

Plus: minority interest deficit	—	214,887	214,887	(232,819)
Less: minority interest share of depreciation and amortization	—	(1,014,248)	(1,014,248)	(754,301)
Less: joint venture partners’ interests in net (income) loss of unconsolidated entities	—	(288,675)	(288,675)	(458,835)
Less: joint venture partners’ interests in depreciation and amortization of unconsolidated entities	—	(519,277)	(519,277)	(1,672,003)
Less: Limited Partners’ interests	(2,276,853)	—	(2,276,853)	—
Funds From Operations allocable to the Company	$5,139,608	$2,850,119	$7,989,727	$4,744,845

* Amounts for the period prior to August 16, 2004 represent the minority and joint venture partners’ interests acquired in connection with the initial public offering and related formation transactions.

(1) Includes bridge loan exit fee of $1,671,449 related to the company’s initial public offering and related formation transactions., as well as $0.6 million of additional expense related to the IPO.

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